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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) February 4, 2000
                                                         ----------------

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                       0-20905                   51-0374698
      --------                       -------                   ----------
(State or other Jurisdiction of    (Commission               (IRS Employer
incorporation or organization)     File Number)              Identification No.)

         2275 Research Boulevard, Sixth Floor, Rockville, Maryland 20850
         ---------------------------------------------------------------
                    (Address of principal executive offices)

                                 (301) 548-1000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)








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ITEM 5.  OTHER EVENTS.
         -------------

      On February 4, 2000, United Payors & United Providers, Inc. ("UP & UP") entered into an Agreement and Plan of Merger with BCE Emergis Inc. ("BCE Emergis"), a corporation organized under the laws of Canada, pursuant to which a subsidiary of BCE Emergis will be merged into UP&UP. As a result of this merger, UP&UP will become a subsidiary of BCE Emergis and the outstanding shares of UP&UP common stock will be converted into the right to receive $27.00 in cash. UP&UP's Board of Directors has unanimously approved this definitive agreement.

      UP&UP URGES ITS STOCKHOLDERS TO READ THE PROXY STATEMENT AND
OTHER RELEVANT DOCUMENTS REGARDING THE MERGER. The Proxy Statement will be sent to stockholders when it is available. It will contain important information which should be carefully considered before making a decision concerning the merger. Stockholders also will be able to obtain the documents free of charge at the SEC's website, www.sec.gov or by contacting Joseph M. Mott, Corporate Secretary of UP&UP at 2275 Research Boulevard, Rockville, Maryland, 20850, telephone (301) 548-1000.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

      UP & UP and certain other persons named below may be deemed to be participants in the solicitation of proxies of UP & UP stockholders to approve the merger. The participants in this solicitation may include the directors of UP&UP, who are Thomas L. Blair, Bette B. Anderson, William E. Brock, Edward S. Civera, Frederick H. Graefe, Steven M. Gluckstern and Paul H. Warren. In addition, the participants in the solicitation may include the following executive officers of UP&UP who are not directors: S. Joseph Bruno, Vice President and Chief Financial Officer, and Spiro A. Karadimas, Vice President of Operations.

      All directors and executive officers, including certain of their affiliates, as a group, may be deemed to own beneficially approximately 55% of UP&UP's common stock. Information regarding the beneficial ownership of shares of UP&UP common stock by Messrs. Blair, Civera, Bruno, Gluckstern, Karadimas, and Warren, except as modified by the information below, is set forth under "Security Ownership of Management and Principal Stockholders" in UP&UP's proxy statement dated May 17, 1999 for its 1999 Annual Meeting of Stockholders, filed with the SEC. That information is incorporated into this Form 8-K by reference. The number of shares of UP&UP common stock which Mr. Civera will be entitled to acquire upon exercise of options prior to the effective time of the merger is 875,000 shares, which includes an anticipated 234,375 shares under options whose vesting will be accelerated as a result of the merger transactions under the terms of UP&UP's Stock Option Plan, rather than the number of options, exercisable within 60 days of May 17, 1999, reported in UP&UP's proxy statement for its 1999 Annual Meeting of Stockholders. Ms. Anderson and Messrs. Brock and Graefe individually own less than 1% of outstanding shares of UP&UP. Information regarding their stock ownership as of May 17, 1999 is included in the 1999 Annual Meeting proxy statement.



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      Thomas L. Blair, Chairman of the Board and Chief Executive Officer,
Edward S. Civera, Co-Chief Executive Officer and President, S. Joseph Bruno, Vice President and Chief Financial Officer, and Spiro A. Karadimas, Vice President of Operations, contingent on the merger, have entered into employment arrangements to join BCE Emergis' U.S. management team.

      In order to facilitate the merger, Thomas L. Blair has agreed to purchase, subject to applicable regulatory approvals, the federal savings bank owned by UP&UP. In addition, Mr. Blair has agreed to certain restrictions on an aggregate of $10 million of the total funds he is to receive upon consummation of the acquisition of UP&UP to support various representations and warranties, future employment commitments, and BCE Emergis' business plan for UP&UP. Financial Officer, and Spiro A. Karadimas, Vice President of Operations, contingent on the merger, have entered into employment arrangements to join BCE Emergis' U.S. management team.


ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.
         ---------------------------------------

None.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNITED PAYORS & UNITED PROVIDERS, INC.




Dated: February 7, 2000                 By: /s/ S. Joseph Bruno
                                            -----------------------------------
                                            S. Joseph Bruno
                                            Vice President and Chief Financial
                                            Officer